EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in these Registration Statements of Lions Gate Entertainment Corp. on Form S-8 (No. 333-9830, No. 333-12800, No. 333-107266 and No. 333-111022) and on Form S-3 and on Form S-3/A (No. 333-109101 and No. 333-114148), of our report dated July 7, 2004 (which report expresses an unqualified opinion and include an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern and an explanatory paragraph stating the we reported separately to the shareholders on the consolidated financial statements for the year ended March 31, 2004 in accordance with Canadian generally accepted accounting principles and auditing standards) on the consolidated financial statements of Cinegroupe Corporation as of March 31, 2004 and 2003 and for the years ended March 31, 2004, 2003 and 2002 appearing in this Annual Report on Form 10-K/A of Lions Gate Entertainment Corp. for the year ended March 31, 2004.

/s/ SAMSON BÉLAIR/DELOITTE & TOUCHE s.e.n.c.r.l.

Montreal QC, Canada
July 9, 2004